EXHIBIT 24.1
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director of Valor Communications Group, Inc. (“Valor”), acting pursuant to authorization of the Board of Directors of Valor, hereby appoints John J. Mueller and William M. Ojile, Jr., or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Valor, to sign a Registration Statement on Form S-4 (or any successor form), together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of shares of Valor common stock in connection with the merger of Alltel Holding Corp. with and into Valor, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.
      IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 2006.

Signature	Title

/s/ Anthony J. de Nicola Anthony J. de Nicola	Chairman and Director

/s/ Kenneth R. Cole Kenneth R. Cole	Vice Chairman and Director

/s/ Sanjay Swani Sanjay Swani	Director

/s/ Norman W. Alpert Norman W. Alpert	Director

/s/ Stephen Brodeur Stephen Brodeur	Director

/s/ Edward L. Lujan Edward L. Lujan	Director

/s/ M. Ann Padilla M. Ann Padilla	Director

/s/ Frederico Pena Frederico Pena	Director

/s/ Edward J. Heffernan Edward J. Heffernan	Director

/s/ Michael Donovan Michael Donovan	Director